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                         [COOPERS & LYBRAND LETTERHEAD]



                                                                Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

we consent to the incorporation by reference in the registration statement on Form S-3 Amendment No. 3 (File No. 333-03737) of our reports, which include an explanatory paragraph discussing the reorganization of Cellular Information Systems and certain of its subsidiaries under Chapter 11 of the United States Bankruptcy Code, dated October 1, 1994 and December 12, 1994, on our audits of the consolidated financial statements of Cellular Information Systems, Inc. and Subsidiaries. In addition, our report dated December 12, 1994, includes an explanatory paragraph discussing the acquisition of Cellular Information Systems, Inc. and Subsidiaries by PriCellular Corporation. We also consent to the reference to our firm under the caption "Experts".




                                        Coopers & Lybrand L.L.P.


New York, New York
July 30, 1996